BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	52 weeks ended	53 weeks ended
	May 2, 2026	May 3, 2025
Sales:
Product sales and other	$1,564,365	$1,463,245
Rental income	150,405	146,925
Total sales	1,714,770	1,610,170
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales	1,269,051	1,193,015
Rental cost of sales	79,551	79,351
Total cost of sales	1,348,602	1,272,366
Gross profit	366,168	337,804
Selling and administrative expenses	288,573	283,800
Depreciation and amortization expense	32,754	37,939
Impairment loss	12,584	1,713
Other (income) expense, net	(4,281)	(1,572)
Operating income (loss)	36,538	15,924
Loss on extinguishment of debt	—	55,233
Interest expense, net	15,866	22,260
Income (loss) before income taxes	20,672	(61,569)
Income tax expense	3,800	4,256
Net income (loss)	$16,872	$(65,825)

Earning per share - Basic and Diluted
Net income (loss) attributable to BNED shareholders - basic	$0.49	$(2.50)
Net income (loss) attributable to BNED shareholders - diluted	$0.49	$(2.50)

Weighted average shares of common stock outstanding - Basic	34,330,274	26,298,984
Weighted average shares of common stock outstanding - Diluted	34,614,155	26,298,984

	52 weeks ended	53 weeks ended
Dollars in thousands	May 2, 2026	May 3, 2025

Sales:
Product sales and other	91.2%	90.9%
Rental income	8.8%	9.1%
Total sales	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales	81.1%	81.5%
Rental cost of sales	52.9%	54.0%
Total cost of sales	78.6%	79.0%
Gross profit	21.4%	21.0%
Selling and administrative expenses	16.8%	17.6%
Depreciation and amortization expense	1.9%	2.4%
Impairment loss	0.7%	0.1%
Other (income) expense, net	(0.2)%	(0.1)%
Operating income (loss)	2.1%	1.0%
Loss on extinguishment of debt	—%	3.4%
Interest expense, net	0.9%	1.4%
Income (loss) before income taxes	1.2%	(3.8)%
Income tax expense	0.2%	0.3%
Net income (loss)	1.0%	(4.1)%

(a)     Represents the percentage these costs bear to the related sales, instead of total sales.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Consolidated Balance Sheets  (Unaudited)
(In thousands, except share and per share data)

	May 2, 2026	May 3, 2025
ASSETS
Current assets:
Cash and cash equivalents	$8,418	$9,058
Accounts receivable, net	116,526	98,077
Merchandise inventories, net	298,347	299,562
Textbook rental inventories	27,035	26,439
Prepaid expenses and other current assets	34,137	32,249
Total current assets	484,463	465,385
Property and equipment, net	34,123	40,229
Operating lease right-of-use assets	145,594	183,695
Intangible assets, net	58,092	78,241
Other noncurrent assets	17,625	22,735
Total assets	$739,897	$790,285
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$135,564	$148,848
Accrued liabilities	80,990	65,853
Current operating lease liabilities	67,050	64,524
Total current liabilities	283,604	279,225
Long-term deferred taxes, net	—	1,135
Long-term operating lease liabilities	85,455	115,495
Other long-term liabilities	5,399	19,142
Long-term borrowings	71,000	103,100
Total liabilities	445,458	518,097
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; authorized, 5,000,000 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value; authorized, 200,000,000 shares; issued, 34,456,977 and 34,081,114 shares, respectively; outstanding, 34,429,710 and 34,053,847 shares, respectively	345	341
Additional paid-in-capital	1,012,349	1,006,974
Accumulated deficit	(695,699)	(712,571)
Treasury stock, at cost	(22,556)	(22,556)
Total stockholders' equity	294,439	272,188
Total liabilities and stockholders' equity	$739,897	$790,285

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flow  (Unaudited)
(In thousands, except per share data)

	52 weeks ended	53 weeks ended
	May 2, 2026	May 3, 2025
Cash flows from operating activities:
Net income (loss)	$16,872	$(65,825)
Adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation and amortization expense	32,754	37,939
Impairment loss (non cash)	12,584	1,713
Loss on debt extinguishment	—	55,233
Amortization of deferred financing costs	3,662	5,164
Deferred taxes	(1,135)	(829)
Stock-based compensation expense	6,214	5,386
Changes in operating lease right-of-use assets and liabilities	6,795	(4,218)
Changes in other long-term assets and liabilities and other, net	(10,906)	7,072
Changes in other operating assets and liabilities, net:
Receivables, net	(18,449)	761
Merchandise inventories	1,215	44,475
Textbook rental inventories	(596)	1,876
Prepaid expenses and other current assets	(1,799)	7,096
Accounts payable and accrued liabilities	2,846	(181,256)
Changes in other operating assets and liabilities, net	(16,783)	(127,048)
Net cash flows provided by (used in) operating activities	$50,057	$(85,413)
Cash flows from investing activities:
Purchases of property and equipment	$(16,196)	$(12,894)
Proceeds from the sale of fixed assets	—	793
Net cash flows provided by (used in) investing activities	$(16,196)	$(12,101)
Cash flows from financing activities:
Proceeds from borrowings	$812,900	$887,055
Repayments of borrowings	(845,000)	(948,920)
Payment of deferred financing costs	(1,900)	(5,569)
Proceeds from Private Equity Investment	—	50,000
Proceeds from Rights Offering	—	45,000
Payment of equity issuance costs	—	(9,914)
Principal stockholder expense reimbursement	—	1,940
Payment on principal portion of finance lease	(365)	(370)
Shares sold under at-the-market offering, net of commissions	—	78,450
Purchase of treasury shares	—	(5)
Net cash flows (used in) provided by financing activities	$(34,365)	$97,667
Net (decrease) increase in cash, cash equivalents, and restricted cash	$(504)	$153
Cash, cash equivalents, and restricted cash at beginning of year	28,723	28,570
Cash, cash equivalents, and restricted cash at end of year	$28,219	$28,723

Supplemental cash flow information:
Cash paid during the period for:
Interest paid	$12,531	$17,912
Income taxes paid (net of refunds)	$7,917	$2,130

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Non-GAAP Information
(In thousands) (Unaudited)

	52 weeks ended	53 weeks ended
Dollars in thousands	May 2, 2026	May 3, 2025
Net Income (loss)	$16,872	$(65,825)
Reconciling items	5,390	4,108
Adjusted Net income (loss)	$22,262	$(61,717)

Reconciling items
Impairment loss	$12,584	$1,713
Stock-based compensation expense	6,214	5,386
Other (income) expense, net
Participation interest purchase agreement settlement	(12,625)	—
Severance and cost reduction initiatives	—	4,058
Legal settlement and related legal fees	—	1,059
Settlement of obligations and actuarial gain related to frozen retirement plan	—	(8,780)
Other professional services fees	1,048	2,091
Estimated tax effect on reconciling items above (a)	(1,831)	(1,419)
Reconciling items	$5,390	$4,108

Adjusted EBITDA	52 weeks ended	53 weeks ended
Dollars in thousands	May 2, 2026	May 3, 2025
Net income (loss)	$16,872	$(65,825)
Add:
Depreciation and amortization expense	32,754	37,939
Impairment expense	12,584	1,713
Interest expense, net	15,866	22,260
Income tax expense	3,800	4,256
Loss on extinguishment of debt	—	55,233
Other (income) expense, net (b)	(11,577)	(1,572)
Stock-based compensation expense	6,214	5,386
Adjusted EBITDA	$76,513	$59,390
(a)The tax effect on reconciling items was calculated for Fiscal 2026 using the statutory rate of 25.36%. The tax effect on reconciling items was calculated for Fiscal 2025 using the statutory rate of 25.67%.
(b)Other (income) expense is exclusive of Investigation Costs of $7.3 million incurred during the 52 weeks ended May 2, 2026.

Adjusted Free Cash Flow

	52 weeks ended	53 weeks ended
Dollars in thousands	May 2, 2026	May 3, 2025
Net cash flows provided by (used in) operating activities (a)	$50,057	$(85,413)
Less:
Capital expenditures (b)	16,196	12,894
Cash interest	12,531	17,912
Cash taxes (refund) paid, net	7,917	2,130
Adjusted Free Cash Flow	$13,413	$(118,349)
(a)Given the growth of our BNC First Day® programs, the timing of cash collection from our school partners may shift to periods subsequent to when the revenue is recognized. When a school adopts our BNC First Day® affordable access course material program offerings, cash collection from the school generally occurs after the institution's drop/add dates, which is later in the working capital cycle, particularly in our third quarter given the timing of the Spring Term and our quarterly reporting period, as compared to direct-to-student point-of-sale transactions where cash is generally collected during the point-of-sale transaction or within a few days from the credit card processor. As a higher percentage of our sales shift to BNC First Day® affordable access course material program offerings, we are focused on efforts to better align the timing of our cash outflows to course material vendors and cash inflows from collections from schools.
(b)Purchases of property and equipment are also referred to as capital expenditures. Our investing activities consist principally of capital expenditures for contractual capital investments associated with renewing existing contracts, new store construction, and enhancements to internal systems and our website. The following table provides the components of total purchases of property and equipment.
Capital Expenditures

	52 weeks ended	53 weeks ended
Dollars in thousands	May 2, 2026	May 3, 2025
Physical store capital expenditures	$10,527	$8,866
Product and system development	4,597	3,063
Other	1,072	965
Total Capital Expenditures	$16,196	$12,894

Use of Non-GAAP Financial Information - Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted Free Cash Flow
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the financial measures of Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Free Cash Flow, which are non-GAAP financial measures under Securities and Exchange Commission (the "SEC") regulations. We define Adjusted Net Income (Loss) as net income (loss) adjusted for certain reconciling items that are subtracted from or added to net income (loss). We define Adjusted EBITDA as net income (loss) plus (1) depreciation and amortization; (2) interest expense, net and (3) income taxes, (4) as adjusted for other non-cash or non-recurring items, and adjustments defined in the Company’s credit agreement. We define Adjusted Free Cash Flow as Cash Flows from Operating Activities less capital expenditures, cash interest and cash taxes.
These non-GAAP measures have been reconciled to the most comparable financial measures presented in accordance with GAAP as follows: the reconciliation of Adjusted Net Income (Loss) to net income (loss); the reconciliation of consolidated Adjusted EBITDA to consolidated net income (loss); and the reconciliation of Adjusted Free Cash Flow to Cash Flows from Operating Activities. All of the items included in the reconciliations are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance.
These non-GAAP financial measures are not intended as substitutes for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company's use of these non-GAAP financial measures may be different from similarly named measures used by other companies, limiting their usefulness for comparison purposes.
We review these non-GAAP financial measures as internal measures to evaluate our performance at a consolidated level to manage our operations. We believe that these measures are useful performance measures which are used by us to facilitate a comparison of our on-going operating performance on a consistent basis from period-to-period. We believe that these non-GAAP financial measures provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone, as they exclude certain items that management believes do not reflect the ordinary performance of our operations in a particular period. Our Board of Directors and management also use Adjusted EBITDA at a consolidated level as one of the primary methods for planning and forecasting expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. We believe that the inclusion of Adjusted Net Income (Loss) and Adjusted EBITDA results provides investors useful and important information regarding our operating results, in a manner that is consistent with management’s evaluation of business performance. We believe that Adjusted Free Cash Flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and assists investors in their understanding of our operating profitability and liquidity as we manage the business to maximize margin and cash flow.
The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Form 10-K dated May 3, 2025, filed with the SEC on December 23, 2025. We do not provide a reconciliation of forward-looking non-GAAP financial metrics, because reconciling information is not available without an unreasonable effort, such as attempting to make assumptions that cannot reasonably be made on a forward-looking basis to determine the corresponding GAAP metric.